Exhibit (h)(5)

Schedule B

Fund		BLK Ticker
1. BlackRock Advantage SMID Cap Fund, Inc.		MF_VO

BlackRock FundsSM
2.	BlackRock Advantage Emerging Markets Fund	BR_EMR-AGG
3.	BlackRock Advantage ESG Emerging Markets Equity Fund	BR_EMR_ESG
4.	BlackRock Advantage ESG International Equity Fund	BR_GO_ESG
5.	BlackRock Advantage ESG U.S. Equity Fund	BR_IMPR3
6.	BlackRock Advantage International Fund	BR_GO_AG
7.	BlackRock Advantage Large Cap Growth Fund	BR_FLEX_AG
8.	BlackRock Advantage Small Cap Core Fund	BR_DSCC
9.	BlackRock Advantage Small Cap Growth Fund	BR_SCGE
10.	BlackRock China A Opportunities Fund	BR_CHOPS
11.	BlackRock Commodity Strategies Fund	BR_CSF-AGG
12.	BlackRock Cayman Commodity Strategies Fund, Ltd.	BR_CSF-CMN
13.	BlackRock Defensive Advantage Emerging Markets Fund	BR_DAEM
14.	BlackRock Defensive Advantage International Fund	BR_DAINTL
15.	BlackRock Defensive Advantage U.S. Fund	BR_DAUS
16.	BlackRock Energy Opportunities Fund	BR_ACGR
17.	BlackRock Exchange Portfolio	BR_EXC
18.	BlackRock Global Long/Short Equity Fund	BR_GLS-AGG
19.	BlackRock Health Sciences Opportunities Portfolio	BR_HS
20.	BlackRock High Equity Income Fund	BR_USOPP
21.	BlackRock International Dividend Fund	BR_ISCE
22.	BlackRock Mid-Cap Growth Equity Portfolio	BR_MCGE
23.	BlackRock Real Estate Securities Fund	BR_REIT-AG
24.	BlackRock Short Obligations Fund	BR_SHOBLIG
25.	BlackRock Tactical Opportunities Fund	BR_AA
26.	BlackRock Technology Opportunities Fund	BR_GST
27.	BlackRock Total Factor Fund	BR-SRA-AG
28.	BlackRock Cayman Strategic Risk Allocation Fund, Ltd.	BR-SRA-CAY
29.	BlackRock Wealth Liquid Environmentally Aware Fund	BR-MM

BlackRock Funds II
30.	BlackRock 20/80 Target Allocation Fund	BR_CON
31.	BlackRock 40/60 Target Allocation Fund	BR_MOD
32.	BlackRock 60/40 Target Allocation Fund	BR_GRW
33.	BlackRock 80/20 Target Allocation Fund	BR_AGR
34.	BlackRock Dynamic High Income Portfolio	BR-DHI-AG
35.	BlackRock Global Dividend Portfolio	BR-IBP-AG
36.	BlackRock Managed Income Fund	BR-MI-AG
37.	BlackRock Multi-Asset Income Portfolio	BR-INC-AG

38.	BlackRock Retirement Income 2030 Fund	BR-RI2030
39.	BlackRock Retirement Income 2040 Fund	BR-RI2040

BlackRock Funds IV
40.	BlackRock Global Long/Short Credit Fund	BR-GC-AG
41.	BlackRock Systematic ESG Bond Fund	BR-IMPBD
42.	BlackRock Systematic Multi-Strategy Fund	BR-SMS-AG

BlackRock Funds V
43.	BlackRock Core Bond Portfolio	BR-CORE
44.	BlackRock Emerging Markets Bond Fund	BR-EMDHD
45.	BlackRock Emerging Markets Flexible Dynamic Bond Portfolio	BR-EMD
46.	BlackRock Floating Rate Income Portfolio	BR-FRI
47.	BlackRock GNMA Portfolio	BR-GNMA
48.	BlackRock High Yield Bond Portfolio	BR-HIYLD
49.	BlackRock Income Fund	BR-MSB-AGG
50.	BlackRock Inflation Protected Bond Portfolio	BR-IP-AGG
51.	BlackRock Low Duration Bond Portfolio	BR-LO-AGG
52.	BlackRock Strategic Income Opportunities Portfolio	BR-SIP-AG
53.	BlackRock Sustainable High Yield Bond Fund	BR-SUSHI
54.	BlackRock U.S. Government Bond Portfolio	BR-INTG

BlackRock Large Cap Series Funds, Inc.
55.	BlackRock Advantage Large Cap Core Fund	FF_LCC
56.	BlackRock Advantage Large Cap Value Fund	MF_LCV

Schedule B, dated July 21, 2021